Exhibit 99.1

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

               GENDER SCIENCES, INC. ANNOUNCES REVERSE STOCK SPLIT

         Englewood, NJ - February 7, 2003 - Gender Sciences, Inc. announced today that its board of directors approved a 1 for 25 reverse stock split, effective as of the close of business on Friday, February 7, 2003. Fractional shares will be settled in cash.

         The Company said that the Board believed that the action would be in the best interest of the Company and its shareholders.

About Gender Sciences.

         Gender Sciences, headquartered in Englewood, NJ, is engaged in the development and distribution of Nutrition-Medicine products for the anti-aging, weight loss, and elder care markets. Products are sold under the company's label or under various private labels.

Forward-Looking Statements.

         This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause Gender Sciences' actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although Gender Sciences believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. From time to time, these risks, uncertainties and other factors are discussed in Gender Sciences' filings with the Securities and Exchange Commission.

Gender Sciences Contact
Investor Relations
Myra D. Gans (201) 569-1188


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